Exhibit 99.2

2025

Quarter Ended
September 30, 2025

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

Ladson Crossing
Ladson, SC
piggly wiggly
BAKERY
DELI
STOP
WHLR
REAL ESTATE INVESTMENT TRUST

Onelife
FITNESS
Coliseum Marketplace
Hampton, VA
cdr
CEDAR REALTY TRUST

ALDI
JANAF Shopping Yard
Norfolk, VA
WHLR
REAL ESTATE INVESTMENT TRUST

H&R BLOCK
SUBWAY
CLOVER GRILL
FOOD LION
Clover Plaza
Clover, SC
WHLR
REAL ESTATE INVESTMENT TRUST

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, but are not limited to:the use of and demand for retail space; general and economic business conditions, including the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the geographic concentration of our properties in the Mid-Atlantic, Southeast and Northeast; consumer spending and confidence trends, including those affecting the ability of individuals to spend in retail shopping centers; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the Conversion Price (as defined below) on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; given the volatility in the trading of our Common Stock, whether we have registered and, as necessary, can continue to register sufficient shares of our Common Stock to settle redemptions of all Series D Preferred Stock tendered to us by the holders thereof; the degree and nature of our competition; our ability to hire, develop and/or retain talent; changes in applicable laws and governmental regulations, including federal tax law and other regulatory provisions as a result of the One Big Beautiful Bill Act (the “OBBBA”) signed into law on July 4, 2025; changes to accounting rules, tax rates and similar matters, including tariff-related measures; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the Company's ability to maintain compliance with the financial and other covenants in its debt agreements and under the terms of its Series D Preferred Stock; financing risks, such as the Company’s inability to obtain new financing

WHLR | Financial & Operating Data	2

or refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; our ability to repurchase noncontrolling interests and the price and timing of such repurchases; risks related to the market for retail space generally, including reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; risks endemic to real estate and the real estate industry generally; the adverse effect of any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq"); the effects on the trading market of our Common Stock of the one-for-two reverse stock split effected on November 18, 2024 ( the "November 2024 Reverse Stock Split") and the three reverse stock splits effected in 2024 prior to the November 2024 Reverse Stock Split (together with the November 2024 Reverse Stock Split, the “2024 Reverse Stock Splits”), the one-for-four reverse stock split effected on January 27, 2025 (the "January 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on March 26, 2025 (the "March 2025 Reverse Stock Split"), the one-for-seven reverse stock split effected on May 26, 2025 (the "May 2025 Reverse Stock Split"), and the one-for-five reverse stock split effected on September 22, 2025 (the "September 2025 Reverse Stock Split"; and together with the January 2025 Reverse Stock Split, March 2025 Reverse Stock Split and May 2025 Reverse Stock Split , the "2025 Reverse Stock Splits"; the 2025 Reverse Stock Splits and the 2024 Reverse Stock Splits are being referred to collectively as the "Reverse Stock Splits") and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"), and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; the impact of the current federal government shutdown; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

WHLR | Financial & Operating Data	4

Term	Definition

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as of September 30, 2025, expressed as a percentage of Gross Leasable Area.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or a single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through September 30, 2025.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of a new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of a renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes above (below) market lease amortization, straight-line rents, general and administrative expenses, depreciation and amortization, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from operating income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared. Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock ("Series B Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), Series D Preferred Stock, and Convertible Notes trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("Cedar Series B Preferred Stock") and 6-1/2% Series C cumulative redeemable preferred stock ("Cedar Series C Preferred Stock") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Kerry G. Campbell	Crystal Plum
Gregory P. Hannon	Paula Poskon
Rebecca Musser	Gary Skoien
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All share and share-related information for all periods presented reflect the Reverse Stock Splits unless otherwise noted.
For the three months ended September 30, 2025 (consolidated amounts unless otherwise noted)

Financial Results
Net income attributable to Wheeler REIT common stockholders (in 000s)	$8,914
Basic earnings per share	$18.37
Diluted loss per share	$(0.83)
FFO available to common stockholders and Operating Partnership (OP) unitholders (in 000s)	$18,062
FFO per common share	$37.23
AFFO (in 000s)	$2,040
AFFO per common share	$4.20

Assets and Leverage
Real Estate, net of $121.1 million accumulated depreciation (in 000s)	$497,053
Cash and Cash Equivalents (in 000s)	$27,093
Total Assets (in 000s)	$625,174
Total Debt (in 000s)	$502,676
Debt to Total Assets	80.4%
Debt to Gross Asset Value	66.5%

Ticker	Shares Outstanding at September 30, 2025	Third Quarter stock price range	Stock Price at September 30, 2025
WHLR	946,967	$6.15-$32.00	$6.26
WHLRP	2,887,818	$3.50-$4.25	$4.23
WHLRD	1,576,557	$33.25-$38.18	$36.73
CDRpB	857,237	$15.65-$18.99	$17.77
CDRpC	2,287,466	$14.80-$16.74	$16.12

Common Stock market capitalization (in 000s)			$5,928

Portfolio Summary
GLA in sq. ft.	5,182,474	2,253,544
Occupancy Rate	93.8%	87.0%
Leased Rate	94.1%	88.4%
Annualized Base Rent (in 000s)	$50,918	$21,186
Total number of leases signed or renewed	37	13
Total sq. ft. leases signed or renewed	173,000	75,413

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	7

Financial and Operating Results

Today, WHLR reported its financial and operating results for the three and nine months ended September 30, 2025. For the three months ended September 30, 2025 and 2024, WHLR's net income (loss) attributable to WHLR's common stockholders resulted in basic earnings (loss) per share of $18.37 and $(129,727.27), respectively. For the nine months ended September 30, 2025 and 2024, WHLR's net loss attributable to WHLR's Common stockholders resulted in basic loss per share of $(14.77) and $(306,282.49), respectively.

"WHLR’s third-quarter results reflect the Company's disciplined portfolio management, active capital markets transactions, and a focus on leasing and operational efficiency. Same-Property NOI growth of 4.2% reflects the Company's long-term objective to look beyond just ABR growth and mitigate the impact of raising operating costs through improved tenant reimbursement structures. The Company’s ability to execute strategic dispositions, manage leverage, and drive rent growth positions us to navigate ongoing market challenges and pursue value creation for shareholders of both WHLR and Cedar."

–M. Andrew Franklin, Chief Executive Officer and President

2025 THIRD QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio:
•was 91.8% occupied, a 20 basis point decrease from 92.0%;
•was 92.4% leased, a 140 basis point decrease from 93.8%; and
•includes 31 properties that are 100% leased.

•WHLR quarter-to-date leasing activity
•Executed 32 lease renewals, totaling 160,167 square feet at a weighted average increase of $1.04 per square foot, representing an increase of 9.5% over in-place rental rates.
•Signed 5 new leases, totaling 12,833 square feet with a weighted average rental rate of $21.93 per square foot, representing a new rent spread of 13.8%.
•The WHLR portfolio, excluding Cedar, was:
◦93.8% occupied, a 100 basis point decrease from 94.8%; and
◦94.1% leased, a 170 basis point decrease from 95.8%.

•CDR quarter-to-date leasing activity
•Executed 9 lease renewals, totaling 40,316 square feet at a weighted average increase of $2.12 per square foot, representing an increase of 13.6% over in-place rental rates.
•Signed 4 new leases, totaling 35,097 square feet with a weighted average rental rate of $9.09 per square foot, representing a new rent spread of 14.8%.
•The Cedar portfolio was:
◦87.0% occupied, a 70 basis point increase from 86.3%; and
◦88.4% leased, a 130 basis point decrease from 89.7%.

•The Company’s GLA, which is subject to leases that expire over the next three months and includes month-to-month leases, decreased to approximately 1.1%, compared to 1.6%. At September 30, 2025, 30.9% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 24 and provides additional details on the Company's leases).

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 3.3% or $0.5 million. Same-Property NOI was impacted by:
•$0.9 million increase in property revenue; partially offset by
•$0.4 million increase in property expense.

OPERATIONS
•Total revenue of $23.8 million decreased by 3.9% or $1.0 million, primarily a result of:
•$1.9 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold in 2024 and 2025; partially offset by

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	8

•$0.9 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to same center properties.
•Total operating expenses of $18.3 million increased by 1.9% or $0.3 million, primarily a result of:
•$1.3 million increase in impairment recorded for Carll's Corner, located in Bridgeton, New Jersey, in 2025 compared to impairment recorded for Oregon Avenue, located in Philadelphia, Pennsylvania, in 2024;
•$0.2 million increase in professional fees;
•$0.2 million increase in real estate taxes;
•$0.1 million increase in corporate administration;
•$0.1 million increase in repairs and maintenance; and
•$0.1 million increase in utilities; partially offset by
•$1.1 million decrease in operating expenses attributable to properties that were sold in 2024 and 2025; and
•$0.6 million decrease in depreciation and amortization.

FINANCIAL
•FFO was $18.1 million, or $37.23 per share of the Company's Common Stock as compared to FFO of $(35.0) million, or $(127,280.00) per share.
•AFFO was $4.20 per share of the Company's Common Stock as compared to $3,501.82 per share.

CAPITAL MARKETS
•The Company effected a one-for-five reverse stock split on September 22, 2025.
•The Company issued 578,800 shares of its Common Stock to unaffiliated holders in exchange for 140,600 shares of the Company's Series D Preferred Stock and 208,200 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $3.0 million for the three months end September 30, 2025, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net income (loss) attributable to common shareholders.
•The Company recognized a non-operating gain of $15.0 million in net changes in fair value of derivative liabilities, primarily related to the conversion rate on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.

CEDAR CAPITAL MARKETS
•Cedar repurchased and retired 620,069 shares of Cedar Series C Preferred Stock. The shares of Cedar Series C Preferred Stock were repurchased for an aggregate of $10.1 million at an average price of $16.30 per share, representing a premium to the carrying value of $6.55 per share to the carrying value.

2025 YEAR-TO-DATE HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 89 lease renewals totaling 457,848 square feet at a weighted average increase of $1.27 per square foot, representing an increase of 12.4% over in-place rental rates.
•Signed 23 new leases totaling 104,228 square feet with a weighted average rental rate of $13.97 per square foot, representing a new rent spread of 36.3%.
•CDR Year-To-Date Leasing Activity
•Executed 23 lease renewals totaling 192,140 square feet at a weighted average increase of $0.96 per square foot, representing an increase of 10.6% over in-place rental rates.
•Signed 9 new leases totaling 51,799 square feet with a weighted average rental rate of $13.22 per square foot, representing a new rent spread of 4.9%.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 4.2% or $1.8 million. Same-Property NOI was impacted by:
•$2.6 million increase in property revenue; partially offset by
•$0.8 million increase in property expense.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	9

OPERATIONS
•Total revenue of $74.3 million decreased by 3.5% or $2.7 million, primarily a result of:
•$5.5 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold in 2024 and 2025; partially offset by
•$2.7 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to same center properties; and
•$0.1 million increase in market lease amortization and straight line rent.
•Total operating expenses of $52.6 million decreased by 2.8% or $1.5 million, primarily a result of:
•$2.6 million decrease in operating expenses attributable to properties that were sold in 2024 and 2025;
•$1.6 million decrease in depreciation and amortization; and
•$0.3 million decrease in property administrative expenses; partially offset by
•$1.3 million increase in impairment recorded for Carll's Corner, located in Bridgeton, New Jersey, in 2025 compared to impairment recorded for South Philadelphia, located in Philadelphia, Pennsylvania, in 2024;
•$0.7 million increase in grounds and landscaping, primarily due to an increasae in snow removal;
•$0.3 million increase in salaries;
•$0.3 million increase in corporate administration;
•$0.2 million increase in utilities; and
•$0.2 million in real estate taxes.
FINANCIAL
•FFO of $13.8 million, or $68.28 per share of the Company's Common Stock as compared to FFO of $(42.7) million, or $(241,096.05) per share.
•AFFO of $34.98 per share of the Company's Common Stock as compared to $21,355.93 per share.

CAPITAL MARKETS

	September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024
Stock class	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)
WHLR	946,967		218,932		16,839		1,871		464
WHLRP	2,887,818	$72.2	3,096,018	$77.4	3,218,718	$80.5	3,357,142	$83.9	3,379,142	$84.5
WHLRD (2)	1,576,557	$66.0	1,776,179	$72.7	1,903,921	$77.3	2,236,046	$88.7	2,467,625	$96.9
CDRpB	857,237	$21.4	857,237	$21.4	1,449,609	$36.2	1,449,609	$36.2	1,449,609	$36.2
CDRpC	2,287,466	$57.2	2,907,535	$72.7	2,907,535	$72.7	4,208,694	$105.2	4,922,925	$123.1
(1) Liquidation value in millions.
(2) Aggregate liquidation value shown.

•The Company effected a one-for-four, a one-for-five, and a one-for-seven reverse stock split on January 27, 2025, March 26, 2025 and May 26, 2025, respectively.
•The Company issued 643,258 shares of its Common Stock to unaffiliated holders in exchange for 401,474 shares of the Company's Series D Preferred Stock and 469,074 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $8.5 million for the nine months ended September 30, 2025, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net income (loss) attributable to common shareholders.
•The Company issued an aggregate of 107,295 shares of its Common Stock, having an aggregate fair value of $2.4 million, to settle conversion requests of the holders of the Convertible Notes comprising an aggregate principal amount of $1.5 million, which resulted in an aggregate net loss on conversion of Convertible Notes of $0.9 million.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	10

•The Company recognized a non-operating gain of $6.3 million in net changes in fair value of derivative liabilities, primarily related to the conversion rate on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.
•As of September 30, 2025, the conversion price for the Convertible Notes was approximately $4.91 per share of the Company’s Common Stock (approximately 5.09 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).

CEDAR CAPITAL MARKETS
•Cedar repurchased and retired 592,372 shares of Cedar Series B Preferred Stock in two tender offers. The shares of Cedar Series B Preferred Stock were repurchased for an aggregate of $10.6 million at an average price of $17.87 per share, representing a premium to the carrying value of $6.77 per share.
•Cedar repurchased and retired 1,921,228 shares of Cedar Series C Preferred Stock through a series of repurchase transactions, including tender offers. The shares of Cedar Series C Preferred Stock were repurchased for an aggregate of $31.3 million at an average price of $16.29 per share, representing a premium to the carrying value of $6.54 per share.
•The repurchase of the noncontrolling interests caused the recognition of $16.6 million in deemed distributions, primarily a result of the Cedar Series C Preferred Stock for $12.6 million and Cedar Series B Preferred Stock for $4.0 million.

DISPOSITIONS
•On June 26, 2025, the Company sold Winslow Plaza, located in Sicklerville, New Jersey, for $8.7 million, generating a gain of $3.8 million and net proceeds of $7.9 million.
•On May 15, 2025, the Company sold Devine Street, located in Columbia, South Carolina, for $7.1 million, generating a gain of $1.1 million and net proceeds of $6.8 million.
•On May 1, 2025, the Company sold Amscot Building, located in Tampa, Florida, for $0.6 million, generating a gain of $0.3 million and net proceeds of $0.5 million.
•On March 13, 2025, the Company sold Oregon Avenue, located in Philadelphia, Pennsylvania, for $3.0 million, generating a gain of $0.1 million and net proceeds of $2.8 million.
•On March 6, 2025, the Company sold South Lake, located in Lexington, South Carolina, for $1.9 million, generating a loss of $1.0 million and net proceeds of $1.6 million.
•On February 11, 2025, the Company sold Webster Commons, located in Webster, Massachusetts, for $14.5 million, generating a gain of $6.6 million and net proceeds of $13.9 million.
OTHER
•The Company recognized non-operating expenses of $0.9 million, which primarily consisted of capital structure costs, including the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions, expenses incurred in connection with the Reverse Stock Splits and redemptions of the Series D Preferred Stock by holders thereof.

BALANCE SHEET
•Cash and cash equivalents totaled $27.1 million, compared to $43.0 million at December 31, 2024.
•Restricted cash totaled $29.8 million, compared to $17.8 million at December 31, 2024. The funds at September 30, 2025 are held in lender reserves, which included $10.0 million secured in an interest bearing account for the April 2025 Cedar Bridge Loan, as well as amounts reserved for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses.
•Debt totaled $502.7 million, compared to $499.5 million at December 31, 2024, the increase is a result of a:
•$10.3 million loan proceeds a result of the August 2025 Cedar Credit Facility;
•$10.0 million loan proceeds a result of the April 2025 Cedar Bridge Loan;
•$9.1 million payment on October 2022 Cedar Term Loan related to the sale of Webster Commons;
•$4.2 million payment on Winslow Plaza loan related to the sale of Winslow Plaza;
•$1.5 million conversion of Convertible Notes to Common Stock;
•$1.3 million scheduled loan principal payments of debt; and
•$1.0 million payment on the June 2022 Term Loan related to the sale of South Lake.
•The Company's weighted average interest rate on fixed-rate property level debt was 5.5% with a term of 6.9 years, compared to 5.4% with a term of 7.6 years at December 31, 2024. The weighted average interest rate on all debt was 5.6% with a term of 6.7 years, compared to 5.5% with a term of 7.5 years at December 31, 2024. The increase in fixed-rate property debt interest was $0.2 million, a result of (1) an increase of $0.6

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	11

million due to an increase in the overall average interest rate, partially offset by (2) a decrease of $0.4 million in the average principal debt balance. See page 19 for further details on interest expense.
•Real estate, net totaled $497.1 million compared to $534.9 million as of December 31, 2024.
•Assets held for sale total $15.8 million and include Carll's Corner, located in Bridgeton, New Jersey, Fieldstone Marketplace, located in New Bedford, Massachusetts, and an undeveloped South Philadelphia land parcel, located in Philadelphia, Pennsylvania as the Company has committed to a plan to sell these properties.
•The Company invested $12.5 million in tenant improvements and capital expenditures into its properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $26.6 million or $16.86 per share as of September 30, 2025.
•During the nine months ended September 30, 2025, Cedar paid dividends of $5.2 million.
•On October 31, 2025, Cedar announced that Cedar 's Board of Directors declared dividends of $0.453125 and $0.40625 per share with respect to Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, respectively. The dividends are payable on November 20, 2025 to shareholders of record of Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, as applicable, on November 10, 2025.

SERIES D PREFERRED STOCK - REDEMPTIONS
•At September 30, 2025 and December 31, 2024, the Series D Preferred Stock had $1.5 million and $4.1 million, respectively, classified as a liability due to redemption requests received before period end.
•During the nine months ended September 30, 2025, the Company processed redemptions of an aggregate of 316,133 shares of Series D Preferred Stock from the holders thereof. Accordingly, the Company issued 194,568 shares of Common Stock in settlement of an aggregate redemption price of approximately $12.8 million.
•The gain on preferred stock redemptions is a result of the fair market value of the Common Stock issued on redemptions of the Company's Series D Preferred Stock, in comparison to the Series D Preferred Stock's carrying value. During the nine months ended September 30, 2025, the Company has realized a gain of $1.2 million in the aggregate.

RELATED PARTY
•The Company performs property management and leasing services for Cedar, a subsidiary of the Company. During the three and nine months ended September 30, 2025, Cedar paid the Company $0.0 million and $0.7 million for these services, respectively.
•Related party amounts due to WHLR from Cedar for financing and real estate taxes, management fees, leasing commissions, sales commissions and Cost Sharing Agreement allocations were $10.7 million and $9.5 million as of September 30, 2025 and December 31, 2024, respectively, and have been eliminated for consolidation purposes.
•As of September 30, 2025, the net asset value of the Company’s investment in Stilwell Activist Investments, L.P., a Delaware limited partnership ("SAI") was $14.3 million, which includes $10.5 million of subscriptions. For the nine months ended September 30, 2025, the unrealized holding gain on investment securities, net was $2.2 million, net of $0.5 million investment fees. Beginning in 2025, the Company is prospectively presenting the SAI Investment's unrealized gains/(losses) within other comprehensive income and its period end value is presented on the line "investment securities - related party,” on the condensed consolidated balance sheets. For more information, see Note 4 in our Quarterly Report on Form 10-Q for the period ended September 30, 2025.

SUBSEQUENT EVENTS
•The Company has processed 46,456 shares of Series D Preferred Stock subsequent to September 30, 2025. Accordingly, the Company has issued 378,673 shares of Common Stock in settlement of an aggregate redemption price of approximately $2.0 million.
•On October 15, 2025, the Company agreed to issue 55,000 shares of its Common Stock to an unaffiliated holder of the Company’s securities in exchange for a total of 5,000 shares of its Series D Preferred Stock and a total of 10,000 shares of its Series B Preferred Stock.
•On October 16, 2025 the Company completed the sale of Lake Murray, located in Lexington, South Carolina, for the contract price of $4.6 million and used the proceeds to pay down $1.9 million of the June 2022 Term Loan and $52 thousand loan prepayment premium.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	12

•On October 29, 2025, the Company completed the sale of an undeveloped South Philadelphia land parcel, located in Philadelphia, Pennsylvania, for $4.4 million.
•On October 31, 2025, the Company completed the sale of Carll's Corner, located in Bridgerton, New Jersey, for $3.7 million.
•On November 3, 2025, the Company completed the sale of Fieldstone Marketplace, located in New Bedford, Massachusetts, for $12.2 million.
•The Company used the proceeds from the South Philadelphia land parcel disposition, Carll's Corner disposition and Fieldstone Marketplace disposition discussed above to pay down $10.3 million of the August 2025 Cedar Credit Facility and $4.0 million of the April Cedar 2025 Bridge Loan, subsequent to September 30, 2025.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	13

Consolidated Balance Sheets
$ in 000s, except par value and share data

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$123,256	$138,177
Buildings and improvements	494,859	508,957
	618,115	647,134
Less accumulated depreciation	(121,062)	(112,209)
Real estate, net	497,053	534,925

Cash and cash equivalents	27,093	42,964
Restricted cash	29,810	17,752
Receivables, net	14,631	14,692
Investment securities - related party	14,250	12,025
Assets held for sale	15,760	—
Above market lease intangibles, net	781	1,285
Operating lease right-of-use assets	8,788	9,235
Deferred costs and other assets, net	17,008	20,824
Total Assets	$625,174	$653,702

LIABILITIES:
Loans payable, net	$487,336	$482,609
Liabilities associated with assets held for sale	317	—
Below market lease intangibles, net	7,928	11,121
Derivative liabilities	5,733	11,985
Operating lease liabilities	9,658	10,128
Series D Preferred Stock redemptions	1,472	4,074
Accounts payable, accrued expenses and other liabilities	20,322	17,131
Total Liabilities	532,766	537,048
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	64,523	84,625
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized; 2,887,818 and 3,357,142 shares, respectively, issued and outstanding; $72.2 million and $83.9 million aggregate liquidation preference, respectively)	38,590	44,791
Common Stock ($0.01 par value, 200,000,000 shares authorized, 946,967 and 1,871 shares, respectively, issued and outstanding)	9	—
Additional paid-in capital	304,801	276,416
Accumulated deficit	(350,013)	(347,029)
Accumulated other comprehensive income	2,225	—
Total Shareholders’ Deficit	(3,935)	(25,369)
Noncontrolling interests	31,820	57,398
Total Equity	27,885	32,029
Total Liabilities and Equity	$625,174	$653,702

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	14

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REVENUE:
Rental revenues	$23,706	$24,336	$73,543	$75,925
Other revenues	115	456	733	1,056
Total Revenue	23,821	24,792	74,276	76,981
OPERATING EXPENSES:
Property operations	7,819	8,488	24,497	26,290
Depreciation and amortization	5,612	6,241	17,621	19,212
Impairment charges	2,490	1,195	2,490	1,195
Corporate general & administrative	2,404	2,057	7,953	7,356
Total Operating Expenses	18,325	17,981	52,561	54,053
(Loss) gain on disposal of properties, net	(3)	7,083	10,874	9,966
Operating Income	5,493	13,894	32,589	32,894
Interest income	290	133	734	256
Gain on investment securities, net - related party	—	591	—	779
Interest expense	(7,853)	(7,851)	(24,638)	(24,034)
Net changes in fair value of derivative liabilities	14,989	(39,299)	6,252	(49,774)
Loss on conversion of Convertible Notes	—	(368)	(902)	(368)
Gain on preferred stock redemptions	176	2,526	1,222	2,739
Other expense	(113)	(257)	(876)	(1,486)
Net Income (Loss) Before Income Taxes	12,982	(30,631)	14,381	(38,994)
Income tax expense	—	—	(26)	(1)
Net Income (Loss)	12,982	(30,631)	14,355	(38,995)
Less: Net income attributable to noncontrolling interests	1,455	2,689	4,766	8,088
Net Income (Loss) Attributable to Wheeler REIT	11,527	(33,320)	9,589	(47,083)
Preferred stock dividends - undeclared	(1,591)	(2,071)	(5,101)	(6,135)
Deemed contribution (distribution) related to preferred stock redemption value	—	—	553	(710)
Deemed contribution related to preferred stock exchanges	3,009	—	8,527	—
Deemed distribution related to repurchase of noncontrolling interests	(4,031)	(284)	(16,552)	(284)
Net Income (Loss) Attributable to Wheeler REIT Common Shareholders	$8,914	$(35,675)	$(2,984)	$(54,212)

Earnings (loss) per share:
Basic	$18.37	$(129,727.27)	$(14.77)	$(306,282.49)
Diluted	$(0.83)	$(129,727.27)	$(14.77)	$(306,282.49)
Weighted-average number of shares:
Basic	485,191	275	201,971	177
Diluted	6,481,698	275	201,971	177

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	15

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Operating Income	$5,493	$13,894	$32,589	$32,894
Add (deduct):
Loss (gain) on disposal of properties, net	3	(7,083)	(10,874)	(9,966)
Corporate general & administrative	2,404	2,057	7,953	7,356
Impairment charges	2,490	1,195	2,490	1,195
Depreciation and amortization	5,612	6,241	17,621	19,212
Straight-line rents	(466)	(159)	(1,613)	(885)
Above (below) market lease amortization, net	(558)	(834)	(1,983)	(2,607)
Other non-property revenue	(10)	(5)	(68)	(18)
NOI related to properties not defined as same-property	22	(797)	(263)	(3,157)
Same-Property Net Operating Income	$14,990	$14,509	$45,852	$44,024

Property revenues	$22,832	$21,950	$69,718	$67,099
Property expenses	7,842	7,441	23,866	23,075
Same-Property Net Operating Income	$14,990	$14,509	$45,852	$44,024

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	16

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Income (Loss)	$12,982	$(30,631)	$14,355	$(38,995)
Depreciation and amortization of real estate assets	5,612	6,241	17,621	19,212
Impairment charges	2,490	1,195	2,490	1,195
Loss (gain) on disposal of properties, net	3	(7,083)	(10,874)	(9,966)
FFO	21,087	(30,278)	23,592	(28,554)
Preferred stock dividends - undeclared	(1,591)	(2,071)	(5,101)	(6,135)
Dividends on noncontrolling interests preferred stock	(1,455)	(2,674)	(4,766)	(8,050)
Preferred stock accretion adjustments	21	21	65	65
FFO available to common stockholders and common unitholders	18,062	(35,002)	13,790	(42,674)
Other non-recurring and non-cash expenses (1)	(4)	—	569	368
Gain on investment securities, net - related party	—	(591)	—	(779)
Net changes in fair value of derivative liabilities	(14,989)	39,299	(6,252)	49,774
Loss on conversion of Convertible Notes	—	368	902	368
Gain on preferred stock redemptions	(176)	(2,526)	(1,222)	(2,739)
Straight-line rental revenue, net straight-line expense	(485)	(176)	(1,669)	(936)
Deferred financing cost amortization	561	803	2,038	2,157
Paid-in-kind interest	—	—	2,006	2,031
Above (below) market lease amortization, net	(558)	(834)	(1,983)	(2,607)
Recurring capital expenditures and tenant improvement reserves	(371)	(378)	(1,115)	(1,183)
AFFO	$2,040	$963	$7,064	$3,780

Weighted Average Common Shares	485,191	275	201,971	177
FFO per Common Share	$37.23	$(127,280.00)	$68.28	$(241,096.05)
AFFO per Common Share	$4.20	$3,501.82	$34.98	$21,355.93

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2025.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	17

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
Net Income (Loss)		$12,982	$(30,631)	$14,355	$(38,995)
Add back:	Depreciation and amortization (1)	5,054	5,407	15,638	16,605
	Interest expense (2)	7,853	7,851	24,638	24,034
	Income tax expense	—	—	26	1
EBITDA		25,889	(17,373)	54,657	1,645
Adjustments for items affecting comparability:
	Net change in FMV of derivative liabilities	(14,989)	39,299	(6,252)	49,774
	Impairment charges	2,490	1,195	2,490	1,195
	Loss on conversion of Convertible Notes	—	368	902	368
	Gain on preferred stock redemptions	(176)	(2,526)	(1,222)	(2,739)
	Gain on investment securities, net - related party	—	(591)	—	(779)
	Loss (gain) on disposal of properties, net	3	(7,083)	(10,874)	(9,966)
Adjusted EBITDA		$13,217	$13,289	$39,701	$39,498

(1) Includes above (below) market lease amortization.
(2) Includes loan cost amortization.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	18

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	September 30, 2025	December 31, 2024
Variable-rate:
August 2025 Cedar Credit Facility	Interest only	7.03%	August 2027	$10,250	$—
April 2025 Cedar Bridge Loan	Interest only	5.52%	February 2028	10,000	—
Fixed-rate:
Winslow Plaza	$24,295	4.82%	December 2025	—	4,250
Tuckernuck	$32,202	5.00%	March 2026	4,501	4,619
Timpany Plaza	$79,858	7.27%	September 2028	11,444	11,527
Village of Martinsville	$89,664	4.28%	July 2029	13,967	14,313
Laburnum Square	$37,842	4.28%	September 2029	7,531	7,625
Rivergate (1)	$100,222	4.25%	September 2031	16,730	17,091
Convertible Notes	Interest only	7.00%	December 2031	29,353	30,865
June 2022 Term Loan	Interest only	4.25%	July 2032	73,966	75,000
JANAF	Interest only	5.31%	July 2032	60,000	60,000
October 2022 Cedar Term Loan	Interest only	5.25%	November 2032	100,441	109,571
Patuxent Crossing/Coliseum Marketplace	Interest only	6.35%	January 2033	25,000	25,000
May 2023 Term Loan 1	$373,981	6.19%	June 2033	60,923	61,100
May 2023 Term Loan 2	Interest only	6.24%	June 2033	53,070	53,070
June 2024 Term Loan	Interest only	6.80%	July 2034	25,500	25,500
Total Principal Balance				502,676	499,531
Unamortized deferred financing cost				(15,340)	(16,922)
Total Loans Payable, net				$487,336	$482,609

(1) In October 2026, the interest rate under this loan resets based on the 5-year U.S. Treasury Rate, plus 2.70%, with a floor of 4.25%.

Interest Expense
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended Changes		Nine Months Ended Changes
	2025	2024	2025	2024	Dollar	Percent	Dollar	Percent
Property debt interest - excluding Cedar debt	$4,331	$4,415	$13,002	$12,715	$(84)	(1.9)%	$287	2.3%
Convertible Notes interest (1)	513	541	2,519	2,572	(28)	(5.2)%	(53)	(2.1)%
Loan prepayment premium	—	—	569	368	—	n/a	201	54.6%
Amortization of deferred financing costs	561	803	2,038	2,157	(242)	(30.1)%	(119)	(5.5)%
Variable-rate lines of credit (2)	212	—	348	—	212	n/a	348	n/a
Property debt interest - Cedar	2,236	2,092	6,162	6,222	144	6.9%	(60)	(1.0)%
Total Interest Expense	$7,853	$7,851	$24,638	$24,034	$2	—%	$604	2.5%

(1) Includes the fair value adjustment for the paid-in-kind interest.
(2) Includes the April 2025 Cedar Bridge Loan and the August 2025 Cedar Credit Facility.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	19

Debt Summary (continued)
Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining three months ending December 31, 2025	$523	0.1%
December 31, 2026	6,450	1.3%
December 31, 2027	13,026	2.6%
December 31, 2028	26,771	5.3%
December 31, 2029	25,035	5.0%
December 31, 2030	6,067	1.2%
Thereafter	424,804	84.5%
Total principal repayments and debt maturities	$502,676	100.0%

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	20

Property Summary

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
WHLR
Alex City Marketplace	Alexander City, AL	20	151,843	100.0%	100.0%	151,843	$1,338	$8.81
Beaver Ruin Village	Lilburn, GA	28	74,038	93.5%	93.5%	69,240	1,343	19.39
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	503	14.39
Brook Run Shopping Center	Richmond, VA	15	147,738	89.6%	89.6%	132,370	1,171	8.85
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	627	12.23
Cardinal Plaza	Henderson, NC	10	50,000	100.0%	100.0%	50,000	540	10.80
Chesapeake Square	Onley, VA	13	108,982	90.9%	90.9%	99,006	773	7.81
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	520	11.40
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,092	6.41
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	993	9.27
Cypress Shopping Center	Boiling Springs, SC	19	80,435	100.0%	100.0%	80,435	809	10.05
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	780	16.31
Forrest Gallery	Tullahoma, TN	28	214,451	91.2%	91.2%	195,642	1,518	7.76
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,315	11.57
Freeway Junction	Stockbridge, GA	17	156,834	97.3%	97.3%	152,543	1,356	8.89
Franklin Village	Kittanning, PA	22	151,821	72.9%	72.9%	110,619	1,224	11.07
Franklinton Square	Franklinton, NC	14	65,366	95.3%	95.3%	62,300	616	9.89
Georgetown	Georgetown, SC	1	29,572	74.5%	74.5%	22,032	215	9.75
Grove Park Shopping Center	Orangeburg, SC	13	93,265	94.2%	94.2%	87,851	723	8.23
Harrodsburg Marketplace	Harrodsburg, KY	9	60,048	94.0%	94.0%	56,448	497	8.81
JANAF	Norfolk, VA	110	796,624	91.7%	90.9%	724,044	9,573	13.22
Laburnum Square	Richmond, VA	20	109,405	96.3%	96.3%	105,386	1,016	9.64
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	588	11.17
LaGrange Marketplace	LaGrange, GA	13	76,594	92.2%	92.2%	70,600	485	6.87
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	417	9.55
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	366	9.34
Litchfield Market Village	Pawleys Island, SC	26	86,717	97.8%	97.8%	84,822	1,177	13.88
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	519	7.77
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	694	12.37
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,055	9.01
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	484	10.90
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,433	1,167	10.66
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	876	13.40
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	767	8.68
Rivergate Shopping Center	Macon, GA	23	193,960	68.9%	68.9%	133,688	2,392	17.89
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	761	11.36
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	702	12.50
South Park	Mullins, SC	3	60,734	83.2%	83.2%	50,509	376	7.45
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	312	8.69
St. George Plaza	St. George, SC	9	59,174	100.0%	100.0%	59,174	476	8.05
Sunshine Plaza	Lehigh Acres, FL	22	111,189	100.0%	100.0%	111,189	1,174	10.55
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	267	6.26
Tampa Festival	Tampa, FL	22	141,580	100.0%	100.0%	141,580	1,321	9.33
Tri-County Plaza	Royston, GA	8	67,577	96.0%	96.0%	64,877	466	7.19
Tuckernuck	Richmond, VA	18	93,391	100.0%	100.0%	93,391	1,130	12.10
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	491	10.31
Village of Martinsville	Martinsville, VA	21	288,254	94.8%	94.8%	273,297	2,275	8.33
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	540	10.86
Westland Square	West Columbia, SC	11	62,735	100.0%	85.1%	53,360	488	9.14
	WHLR TOTAL	737	5,182,474	94.1%	93.8%	4,861,999	$50,918	$10.47

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	21

Property Summary (continued)

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
CDR
Brickyard Plaza	Berlin, CT	11	227,598	100.0%	100.0%	227,598	$2,101	$9.23
Carll's Corner	Bridgeton, NJ	7	116,532	36.9%	36.9%	43,012	457	10.62
Coliseum Marketplace	Hampton, VA	10	106,648	100.0%	100.0%	106,648	1,300	12.19
Fairview Commons	New Cumberland, PA	10	50,485	80.3%	80.3%	40,555	482	11.88
Fieldstone Marketplace	New Bedford, MA	13	193,836	79.4%	77.3%	149,855	1,543	10.30
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	648	9.24
Golden Triangle	Lancaster, PA	19	202,790	90.0%	90.0%	182,440	2,746	15.05
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	735	7.20
Patuxent Crossing	California, MD	27	264,068	78.2%	78.2%	206,609	1,864	9.02
Pine Grove Plaza	Brown Mills, NJ	17	79,306	89.9%	89.9%	71,306	884	12.40
Southington Center	Southington, CT	8	155,842	90.8%	90.8%	141,540	1,041	7.36
Timpany Plaza	Gardner, MA	17	182,820	82.9%	67.5%	123,433	1,394	11.29
Trexler Mall	Trexlertown, PA	24	342,541	99.7%	99.7%	341,544	3,911	11.45
Washington Center Shoppes	Sewell, NJ	31	157,300	98.1%	98.1%	154,300	2,080	13.48
	CDR TOTAL	207	2,253,544	88.4%	87.0%	1,961,018	$21,186	$10.80
	COMBINED TOTAL	944	7,436,018	92.4%	91.8%	6,823,017	$72,104	$10.57

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
St. George Land	WHLR	St. George, SC	2.51
South Philadelphia parcels	CDR	Philadelphia, PA	4.47

Property Statistics Summary Consolidated

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Number of Centers	66	66	69	72	73
Leasable Square Feet	7,436,018	7,436,018	7,517,677	7,660,979	7,883,598
Percentage Leased	92.4%	92.0%	92.0%	93.1%	93.8%
Percentage Occupied	91.8%	91.6%	91.3%	92.3%	92.0%
ABR (in 000's)	$72,104	$71,606	$71,757	$73,448	$75,157
Renewal Rent Spread	10.6%	12.9%	12.5%	14.5%	7.5%
New Rent Spread	19.7%	14.2%	38.1%	52.5%	22.2%
Capital and Tenant Improvements (in 000's)	$6,335	$4,131	$2,077	$3,868	$6,761

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	22

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Percentage of Portfolio ABR

Local
30%
National /
Regional
70%

Percentage of Portfolio Leased Square Feet

Local
22%
National /
Regional
78%

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	23

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,456	6.2%	520,000	7.0%	$8.57
Kroger Co (1)	Grocery	2,137	3.0%	239,000	3.2%	8.94
Planet Fitness	Gym	1,692	2.4%	186,000	2.5%	9.10
Dollar Tree (2)	Discount Retailer	1,536	2.1%	187,000	2.5%	8.21
Lowes Foods (3)	Grocery	1,223	1.7%	130,000	1.8%	9.41
TJX Companies (4)	Discount Retailer	1,216	1.7%	195,000	2.6%	6.24
Piggly Wiggly	Grocery	1,183	1.6%	135,000	1.8%	8.76
Aldi (5)	Grocery	1,072	1.5%	106,000	1.4%	10.11
Kohl's	Discount Retailer	1,049	1.5%	147,000	2.0%	7.14
Lehigh Valley Health	Health	803	1.1%	43,000	0.6%	18.67
		$16,367	22.8%	1,888,000	25.4%	$8.67

(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 18 (Dollar Tree announced on July 7, 2025 it's sale of Family Dollar)
(3) Lowes Foods 1 / KJ's Market 2
(4) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(5) Aldi 3 / Winn Dixie 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	613,001	8.2%	—%	$—	—%	$—
MTM	7	13,062	0.2%	0.2%	189	0.3%	14.47
2025	24	68,801	0.9%	1.0%	790	1.1%	11.48
2026	131	618,049	8.3%	9.1%	7,076	9.8%	11.45
2027	164	684,755	9.2%	10.0%	8,436	11.7%	12.32
2028	150	1,077,298	14.5%	15.8%	10,225	14.2%	9.49
2029	145	930,957	12.5%	13.6%	10,460	14.5%	11.24
2030	123	1,177,721	15.8%	17.3%	10,694	14.8%	9.08
2031	62	620,689	8.4%	9.1%	6,512	9.0%	10.49
2032	35	442,772	6.0%	6.5%	4,008	5.6%	9.05
2033	21	251,521	3.4%	3.7%	2,825	3.9%	11.23
2034 & thereafter	82	937,392	12.6%	13.7%	10,889	15.1%	11.62
Total	944	7,436,018	100.0%	100.0%	$72,104	100.0%	$10.57

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	24

Lease Expiration Schedule (continued)
Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	146,201	$—	—%	$—	—	—	$—	—%	$—
MTM	—	—	—	—%	—	—	—	—	—%	—
2025	—	—	—	—%	—	—	—	—	—%	—
2026	2	42,321	533	20.4%	12.59	8	283,276	2,159	7.4%	7.62
2027	2	49,769	459	17.6%	9.22	5	149,546	1,221	4.2%	8.16
2028	2	55,876	241	9.2%	4.31	16	637,301	4,187	14.4%	6.57
2029	2	48,789	517	19.8%	10.60	12	412,258	3,316	11.4%	8.04
2030	—	—	—	—%	—	17	851,248	5,352	18.4%	6.29
2031	1	20,858	60	2.3%	2.88	9	358,927	3,439	11.8%	9.58
2032	—	—	—	—%	—	10	315,053	2,152	7.4%	6.83
2033	1	43,416	803	30.7%	18.50	4	152,484	1,152	4.0%	7.55
2034+	—	—	—	—%	—	18	711,494	6,069	21.0%	8.53
Total	10	407,230	$2,613	100.0%	$10.01	99	3,871,587	$29,047	100.0%	$7.50

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	466,800	$—	—%	$—	—	—	$—	—%	$—
MTM	6	13,062	188	1.0%	14.39	1	—	1	—%	—
2025	17	43,494	400	2.1%	9.20	7	25,307	390	1.8%	15.41
2026	84	180,382	2,475	12.9%	13.72	37	112,070	1,909	9.0%	17.03
2027	111	263,181	4,269	22.2%	16.22	46	222,259	2,487	11.7%	11.19
2028	79	185,364	2,927	15.2%	15.79	53	198,757	2,870	13.5%	14.44
2029	72	210,951	3,166	16.5%	15.01	59	258,959	3,461	16.3%	13.37
2030	61	125,605	2,323	12.1%	18.49	45	200,868	3,019	14.2%	15.03
2031	28	85,778	1,146	6.0%	13.36	24	155,126	1,867	8.8%	12.04
2032	14	39,307	583	3.0%	14.83	11	88,412	1,273	6.0%	14.40
2033	9	16,108	277	1.4%	17.20	7	39,513	593	2.8%	15.01
2034+	26	63,253	1,453	7.6%	22.97	38	162,645	3,367	15.9%	20.70
Total	507	1,693,285	$19,207	100.0%	$15.66	328	1,463,916	$21,237	100.0%	$14.51

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	25

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Renewals(1):
Leases renewed with rate increase (sq feet)	91,249	234,941	305,262	448,205
Leases renewed with rate decrease (sq feet)	—	37,985	—	41,985
Leases renewed with no rate change (sq feet)	68,918	59,602	152,586	125,405
Total leases renewed (sq feet)	160,167	332,528	457,848	615,595

Leases renewed with rate increase (count)	28	38	82	101
Leases renewed with rate decrease (count)	—	1	—	2
Leases renewed with no rate change (count)	4	3	7	7
Total leases renewed (count)	32	42	89	110

Option exercised (count)	6	10	15	21

Weighted average on rate increases (per sq foot)	$1.82	$0.95	$1.90	$1.16
Weighted average on rate decreases (per sq foot)	$—	$(0.70)	$—	$(0.65)
Weighted average rate on all renewals (per sq foot)	$1.04	$0.59	$1.27	$0.80

Weighted average change over prior rates	9.5%	6.5%	12.4%	8.1%

New Leases(1) (2):
New leases (sq feet)	12,833	30,345	104,228	138,181
New leases (count)	5	10	23	29
Weighted average rate (per sq foot)	$21.93	$15.48	$13.97	$13.65

New Rent Spread	13.8%	39.0%	36.3%	30.4%

(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	26

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Renewals(1):
Leases renewed with rate increase (sq feet)	38,669	80,865	189,118	150,050
Leases renewed with rate decrease (sq feet)	—	—	—	1,375
Leases renewed with no rate change (sq feet)	1,647	15,658	3,022	15,658
Total leases renewed (sq feet)	40,316	96,523	192,140	167,083

Leases renewed with rate increase (count)	8	10	21	20
Leases renewed with rate decrease (count)	—	—	—	1
Leases renewed with no rate change (count)	1	2	2	2
Total leases renewed (count)	9	12	23	23

Option exercised (count)	3	2	10	6

Weighted average on rate increases (per sq foot)	$2.21	$1.34	$0.97	$1.22
Weighted average on rate decreases (per sq foot)	$—	$—	$—	$(7.32)
Weighted average rate on all renewals (per sq foot)	$2.12	$1.12	$0.96	$1.03

Weighted average change over prior rates	13.6%	10.3%	10.6%	7.9%

New Leases(1) (2):
New leases (sq feet)	35,097	8,290	51,799	58,771
New leases (count)	4	4	9	14
Weighted average rate (per sq foot)	$9.09	$16.73	$13.22	$13.30

New Rent Spread	14.8%	(13.4)%	4.9%	(8.6)%
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease square feet and weighted average rate (per square foot) on new leases.

WHLR | Financial & Operating Data | as of 9/30/2025 unless otherwise stated	27